MCIG Inc.

Securities Purchase Agreement

     This Securities Purchase Agreement (this "Agreement") is dated as of April 14, 2014, betw'een MCIG Inc., a Nevada Corporation (the "Company"), and Delaney Equity Group, LLC, a Florida Corporation (the "Purchaser").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the "Offering").

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1	Definitions.	In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Accredited Investor" shall have the meaning ascribed to it in Section 3.2 (c). "Action" shall have the meaning ascribed to such term in Section 3.10). "Additional Shares" shall have the meaning ascribed to such term in Section 4-4.

     "Affiliate" means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the Board of Directors of the Company.

"Closing" means the Initial Closing of the purchase and sale of th.e Securities.

     "Closing Date" means the date on which all of the Transactional Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers' obligation to pay the Subscription Agreement Amount at such Closing, and (ii) the Company's obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived, but in no event later than the Third Day following the date all conditional precedent has been satisfied.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock ofthe Company.

"Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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"Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1 (c). "Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b). "Money Laundering Laws" shall have the meaning ascribed to such term in Section 3.1(g). "OFAC" shall have the meaning ascribed to such term in Section 3.1 (q).

"Per Share Purchase Price" equals $0040 per share.

     "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability Corporation, joint stock Company, or other entity of any other kind.

"Protection Period" shall have the meaning ascribed to such term in Section 404.

"Public Information Failure Payments" shall have the meaning ascribed to such term in

Section 4.2(b).

     "Removal Date" means the date that all of the issued Shares have been sold pursuant to Rule 144 or any other permissible exemption or may be sold pursuant to Rule 144 or any other permissible exemption without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 and without volume or manner-of-sale restrictions.

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time.

     "SEC Reports" shall mean all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 1S(d) thereof, for the two years preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein.

"Securities" means the Shares of the Common Stock of the Company.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Laws" means the securities laws ofthe United States or any state thereof.

"Share Dilution Adjustment" shall have the meaning ascribed to such term in Section 404.

"Share Dilutive Issuance" shall have the meaning ascribed to such term in Section 404.

     "Shares" means the shares of the Common Stock issued or issuable to the Purchaser pursuant to this Agreement, provided that any such share of Common Stock shall not constitute a Share after such share has been irrevocably sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 without further restriction or conditions to transfer pursuant to Rule 144, and provided further that Additional Shares shall constitute Shares only as provided in Section

404·

"Shell Company" shall have the meaning ascribed to in accordance with Rule 144.

"Short Sales" means all short sales as defined in Rule 200 of Regulation SHO under the Exchange Act.

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     "Subscription Amount" means, as to the Purchaser, the aggregate amount to be paid for Shares purchased hereunder at such Closing as specified below such Purchaser's name on the signature page of this Agreement.

"Subsequent Financing" shall have the meaning ascribed to such term in Section 4-4.

"Subsequent Financing Notice" shall have the meaning ascribed to such term in Section

4-4·

     "SubsidiaD'" means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable and with regard to future events, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

     "Trading Market" means any of the foUowing markets or exchanges on which the Common Stock is listed or quoted for trading: the NYSE, the Nasdaq Exchange, the OTC Bulletin Board, the OTC QB, or the OTC QX (or any successors to any of the foregoing).

     "Transaction Documents" means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

     "Transfer Agent" means Island Stock Transfer, the current transfer agent of the Company and any successor transfer agent of the Company registered with the Securities and Exchange Commission.

ARTICLE II.
Purchase and Sale

     2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell and the Purchasers agree to purchase 75°,000 Shares of the Common Stock for an aggregate purchase price of S300,000.00.

2.2	Deliveries.
	(a)	On or prior to, but no later than three days follo"'ing the closing date, the Company shall deliver or cause to deliver to the Purchaser the following:
		(i)	An executed copy of this Agreement, and
		(ii)	A certificate e,idencing the number of Shares of Common Stock equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser, and
	(b)	On or prior to, but no later than three days following the closing date, the Purchaser shall deliver or cause to deliver to the Company the following:
		(i)	An executed copy of this Agreement, and
		(ii)	Such Purchaser's Subscription Amount by ",ire transfer to the account of the Company

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2.3	Closing Conditions.
	(a)	The obligations of the Company hereunder in connection with the Closing are subject to the folfowing conditions being met:
		(i)	The accuracy in all material respects on the Closing Date of the representations and warrantees of the Purchasers contained herein
		(ii)	All obligations, covenants and agreements of the Purchaser under this Agreement required to be peJformed at or prior to, but no later than three days after the Closing Date shall have been performed in all material respects;
		(iii)	The delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement;
		(iv)	The Company shall have received this executed Agreement showing an agreement to purchase Shares hereunder with an aggregate purchase price of S300,000.00.
	(b)	The respective obligations ofthe Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
		(i)	The accuracy in all material respects when made and on the Closing Date ofthe representations and warranties ofthe Company contained herein;
		(ii)	All obligations, covenants and agreements of the Company under this Agreement required to be peJformed at or prior to, but no later than three days after the Closing shall have been performed;
		(iii)	The delively by the Company of the items set forth in Section 2.2(a) of this Agreement;
		(iv)	There shall have been no Material Adverse Effect with respect to the Company since the date hereof;
		(v)	From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company's principal trading market.
		(vi)	From the date hereof to the Closing Date, the Company shall remain current with its SEC Reports.
		(vii)	From the date hereof to the Closing Date, the Company shall not become a Shell Corporation.

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ARTICLE III

Representations and Warranties

     3·1 Representations and Warranties ofthe Company. Except set forth in the Disclosure Schedules, which shall be deemed a part hereof and shall qualify any representation or warranty made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser as of the Closing Date:

(a)	Subsidiaries. All ofthe direct and indirect subsidiaries ofthe Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, a majority of the capital stock or other equity interests of each Subsidiary.
(b)	Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or othern'ise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of its business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (1) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition of the Company and the Subsidiaries, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)	Authorization; Enforcement. The Company has the requisite corporate power and
authority	to enter into and to consummate the transfection contemplated by this
Agreement	and each of the other Transaction Documents and other wise to carry out
its	obligations hereunder and thereunder. The execution and delivery of each of this
Agreement	and the other Transaction Documents by the Company and the
consummation	by it of the transactions eontemplated hereby and thereby have been
duly	authorized by all necessary action on the part of the Company and no further
action	is required by the Company, the Board of Directors or the Company's
stockholders	in connection herewith or therewith other than in connection with the
Required	Approvals. This Agreement and each other Transaction Document to which
it	is a party has been (or upon delivery will have been) duly executed by the Company
and,	when delivered in accordance with the terms hereof and thereof, will constitute a
valid	and binding obligations on the Company enforceable against the Company in
accordance	with its terms.
(d)	No Conflicts. Except as set forth on Schedule 3.1(d), the execution, delivery and
performance	by the Company of this Agreement and the other Transaction
Documents	to which it is a party, the issuance and sale of the Securities and the
consummation	by it of the transactions contemplated hereby do not and will not: (i)
conflict	"vith or violate any provision of the Company's or any Subsidiary's certificate
or	article of incorporation, by laws, or other organizational or charter documents, (ii)

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conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) by the Company, any Subsidiary or, to the Company's knowledge, any third party under ,result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidial}' is bound or affected, (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(e)	Filings. Consents and Approvals. Except as set forth in Schedule 3.I(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other provincial or foreign or domestic federal, state, or local or other governmental authority or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than: (1) the filing of a Form D with the Commission and such filings as are required to be made under applicable Securities Laws.
(f)	Issuance of Securities. The Securities are duly authorized and, when issued and paid
for	in accordance with the applicable Transaction Documents, will be duly and validly
issued,	fully paid, free and clear of all Liens other than restrictions on transfer
provided	for in the Transaction Documents. The Company has reserved from its duly
authorized	capital stock the number of shares of Common Stock issuable pursuant to
this	Agreement.
(g)	Money Laundering. The operations of the Company and its Subsidiaries are and have
been	conducted at all times in compliance with applicable financial record keeping
and	reporting requirements of the Currency and Foreign Transactions Reporting Act
of	1970, as amended, applicable money laundering statutes and applicable rules and
regulations	thereunder, and no action, suit or proceeding by or before any court or
governmental	agency, authority or body or any arbitrator involving the Company or
any	Subsidiary with respect to the Money Laundering Laws is pending, or, to the
knowledge	of the Company or any Subsidiary.
(h)	Fees. No brokerage, finders fee's, commissions or due diligence fees are or will be
payable	by the Company or any Subsidiary to any broker, financial advisor, or
consultant,	finder, placement agent, banker or other person with respect to the
transaction	contemplated by the Transaction Documents.
(i)	Private Placement. Assuming the accuracy of the Purchaser's representations and
warranties	set forth in Section 3.2, no registration under the Securities Act is required
for	the offer and sale of the Securities by the Company to the Purchaser as
contemplated	hereby.
(j)	Investment Company. Assuming the accuracy of the Purchaser's representations and
warranties	set forth in Section 3.2 and assuming the Purchasers are not Affiliates of
the	Company, the Company is not, and is not an Affiliate of, and will not be an

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	Affiliate	of, an "investment company" within the meaning of the Investment
	Company	Act of 1940, as amended. The Company shall conduct its business in a
	manner	so that it will not become an "investment company" subject to registration
	under	the Investment Company Act of 1940, as amended.
(k)	Disclosure. Except with respect to the material terms and conditions of the
	transactions	contemplated by the Transaction Documents, the Company confirms
	that	neither it nor any other Person acting on its behalf has provided the Purchaser or
	their	agents or counsel with any information that it believes constitutes or might
	constitute	material, non-public information. The Company understands and
	confirms	that the Purchaser will rely on the foregoing representation in effecting
	transactions	in securities of the Company. All of the disclosure furnished by or on
	behalf	ohhe Company to the Purchaser regarding the Company and its Subsidiaries,
	their	respective businesses and the transactions contemplated hereby, including the
	Disclosure	Schedules to this Agreement, taken as a whole is true and correct and does
	not	contain any untrue statements of a material fact or omit to state any material fact
	necessary	in order to make the statements made therein, in light of the circumstances
	under	which they were made, not misleading.
(1)	Litigation. There is no action, suit, inquiry, notice of violation, proceeding or
	investigation	pending or, to the knowledge of the Company, threatened against or
	affecting	the Company, any Subsidiary before or by any court, arbitrator,
	governmental	or administrative agency or regulatory authority (federal, state, county,
	local,	or foreign) (collectively, an "Action") that would, if there were an unfavorable
	decision,	have or reasonably expect to have a Material Adverse Effect. Neither the
	Company,	nor any Subsidialy, nor, to the Company's knowledge, any director or
	officer	thereof, is or has been the subject of any Action involving a claim of violation
	of	or liability under Securities Laws. There has not been, there is not pending or
	contemplated,	any investigation by the Commission involving the Company, to the
	knowledge	of the Company. The Commission has not issued any stop order or other
	order	suspending the trading of the Company's shares.
(m)	No General Solicitation. Neither the Company nor, to the knowledge of the
	Company,	any person actin g on behalf of the Company has offered or sold any of the
	Securities	by any form of general solicitation or general advertising. The Company
	has	offered the Securities for sale only to the Purchaser and certain other "accredited
	investors"	within the meaning of Rule 501 under the Securities Act.
(n)	Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the
	knowledge	of the Company or any Subsidiary, any agent or other person acting on
	behalf	of the Company or any Subsidiary, has: (i) directly or indirectly, used any
	funds	for unlawful contributions, gifts, entertainment or other unlawful expense
	related	to foreign or domestic political activity, (ii) made any unlawful payment to
	foreign	or domestic government officials or employees or to any foreign or domestic
	political	parties or campaigns from corporate funds, (iii) failed to disclose fully any
	contribution	made by the Company and its Subsidiary which is in violation oflaw or
	(iv)	violated any material respect any provision of the FCPA.
(0)	Accountants. The Company's account firm is set forth on Schedule 3.1 of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm is registered \vith the Public Company Accounting Oversight Board, and shall express its opinion with respect to the financial statements to be included in the Company's Annual Report.

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(p)	No Disagreements with Accountants or Lawyers. The Company acknowledges and agrees that the Purchaser is actin solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company with respect to the Transaction
Documents and the transaction contemplated thereby and any advice given by the
Purchaser or any of its respective agents in connection with the Transaction
Documents and the transaction contemplated thereby is merely incidental to the
Purchaser's purchase ofthe Securities. The Company further represents to the
Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the
Company.

(q)	Acknowledgement Regarding the Purchaser's Trading Activity. Anything in this
Agreement or elsewhere herein to the contrary notwithstanding (except for Section
4.21 hereof), it is understood and acknowledged by the Company that: (i) the
Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed to desist from purchasing or selling, long and!or short, securities of the Company, or
"derivative" securities based on securities issued by the Company or to hold the
Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, including without limitation, Short Sales, before or after the closing of this transaction, which may negatively impact the market price of the Company's publically-traded securities, (iii) the Purchaser may have a "ShOit" position in the
Company's stock, and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arms-length counter party in any derivative transaction. The
Company acknowledges that any such hedging activities do not constitute a breach of any of the Transaction Documents.

(I')	Office of Foreign Asset Control. Neither the Company nor any Subsidiary, nor to the
Company's knovvledge, any director, officer, agent, employee or affiliate of the
Company or any Subsidiary is currently subject to US sanctions administered by the
Office of Foreign Assets Control of the US Treasury Department ("OFAC").

(s)	Reporting Company/Shell Company. The Company is a publically-held company subject to the reporting requirements pursuant to Sections 12(g) and 13 of the
Exchange Act. The Company has timely filed all reports and other materials required to be filed the Company with the SEC during the previous twelve months. As of the
Closing Date, the Company is not a "shell company" but may be a "former shell company" as those terms are employed by Rule 144 under the Securities Act.

3.2 Representations and Warranties of the Purchaser. The Purchaser, for itself and no other Person, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)	Organization: Authority. The principal offices of the Purchaser is set forth on the signature page hereto executed by such Purchaser. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws and jurisdiction of the State of Florida with full right, corporate, partnership, Limited Liability Company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise cany out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions

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contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, Limited Liability Company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser is accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (1) as limited by general equitable principals and applicable bankruptcy, insolvency, reorganization, and other laws of general application affecting enforcement of creditor's rights and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(b)	Own Account. Purchaser understands that the Securities are "restricted securities" in the United States and have not been registered under the Securities Act and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities in violation of the Securities Act or any other applicable Securities Law, has no present intention of distributing any such Securities and has no direct or indirect arrangement or understanding with any other person to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to a registration statement or exemption from registration otherwise in compliance with applicable Securities Laws.) Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.
(c)	Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on the Closing Date, it will be either: (i) an "accredited
investor"	as defined in Rule 501(a)(I), (a)(2), (a)(3), (a)(7) or (a)(8) under the
Securities	Act ("Accredited Investor") or (ii) a "qualified institutional buyer" as
defined	in Rule 144A(a) under the Securities Act. Such Purchaser is not required to
be	registered as a broker-dealer under Section 15 of the Exchange Act.
(d)	Experience of Such Purchaser. Purchaser, either alone or together with its
representatives,	has such knowledge, sophistication and experience in business and
financial	matters so as to be capable of evaluating the merits and risks of the
prospective	investment in the Securities, and has so evaluated the merits and risks of
such	investment. Such Purchaser is able to bear the economic risk of an investment
in	the Sec.urities and, at the present time, is able to afford a complete loss of such investment.
(e)	General Solicitation. Purchaser is not purchasing the Securities as a result of any
advertisement,	article, notice or other communication regarding the Securities
published	in any newspaper, magazine or other similar medial or broadcast over
television	or radio or presented at any seminar or any other general solicitation or
general	advertisement.
(f)	Disclosure of Information. Purchaser has had the opportunity to receive all
additional	information related to the Company requested by it and to ask questions
of,	and receive answers from, the Company regarding the Company and the terms
and	conditions of this offering of the Securities. Purchaser has also had access to
copies	of the SEC Reports.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction

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Document or any other document executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

Other Agreements of the Parties

4.1	Transfer Restrictions.
	(a)	Legend. Purchaser agree to the imprinting, so long as it is required by this Section 4.1, of a legend on any of the Securities in the following form:

(NEITHER) THIS SECURITY (NOR THE SECURITIES (FOR) WHICH THIS SECURITY IS EXERCISABLE) HAS NOT BEEN REGISTERD WITH THE SECURTIES AND EXCHANGE COMMISSION 0 RTHE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMETNS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE

TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OW WHICH SHALL

BE REASONABLY ACCEPTABLE TO THE COMPANY. TO THE EXTENT

PERMITTED BY APPICABLE SECURITIES LAWS, THIS SECURITY (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITIED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACTO OR OTHER LOAN SECURED BY SUCH SECURITIES.

     The Company acknowledges and agrees that, to the extent permitted under applicable Securities Laws, the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer. Such pledge would not be subject to approval of the Company and no legal opinion of counsel of the pledgee, shall be required in connection therewith. Further, no notice shall be required of such pledge.

(b)	Removal of Legend. Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) following any sale of such Shares pursuant to Rule 144, or (ii)if such Shares are eligible for sale under Rule 144, without the requirement of the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Commission), or (iv) any other exemption from registration. The Company shall cause its counsel to issue a legal opinion, at its own expense, to its Transfer Agent promptly for any Security after the Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of the Shares are included in, at a time when there is. and effective regisb'ation statement to cover the resale of such Shares may be sold under Rule 144

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without the requirement for the Company to be in compliance with the current public information and any other limitations or requirements set forth in Rule 144, or if a legend is not otherwise required under applicable requirements of the Securities Act then such Shares will be reissued ,vithout the legend and
	(c)	The Company agrees that it ,viII instruct its Transfer Agent to issue such certificate or cause the newly issued shares to be electronically transferred, if applicable, to the instructions of the Purchaser or his agents, within three business days of the Transfer Agent receiving previous legended certificate ("Legend Removal Date"), subject to Purchaser satisfying any documents required by the Transfer Agent which are in the possession of the Purchaser. If the Company causes a delay in the removal of the legend for causes ,vithin its control, it may be subject to liquidating damages as stated below in Section 4.1 (d).
	(d)	Delayed Legend Removal. In addition to the Purchaser's other available remedies, the Company shall pay to Purchaser, in cash, as partial liquidated damages, for each Share, SO.05 per share per 5 trading day period occurring after the Legend Removal Date listed in Section 4.1 (c). Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performances andlor injunctive relief.
	(e)	Injunction. In the event the Purchaser shall request delivery of un-legended shares as described in this Section 4.1 and the Company is required to deliver such un-legened shares, the Company may not refuse to deliver such shares based on any claim that such Purchaser has not complied with Purchaser's obligations, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such un-legended shares shall have been sought and obtained by the Company and the Company furnishes the Purchaser ,vith such order.
4.2	Furnishing of Information: Public Information.
	(a)	Until the earliest of the time that the Purchaser does not own any outstanding Shares, the Company timely file all reports required to be filed by the Company pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.
	(b)	At any time during the period commencing from the 6 month anniversary of the date hereof and ending on the later of 24 months after Closing Date, ifthe Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, in addition to Purchaser's other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidating damages and not as penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount of cash equal to 2% of the aggregate Subscription Amount of such Purchaser's Securities on the day of the Public Information Failure for each 30 day period the Company fails to satisfy the current public information requirement. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as "Public Information Failure Payments". These Public Information Failure Payments are due on within 3 business days of each 30 day failure period.
4.3	Reservation of Common Stock. As of the date hereof, the Company shall resen'e and the

Company shall continue to resen'e and keep available at all times, a sufficient number of shares of

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Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4-4 Purchase Price Reset. From the date of this Agreement until the later of 12 months after the Initial Closing Date (the "Protection Period"), in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalent pursuant to which shares of Common Stock may be acquired at a price less than the Per Share Purchase Price (a "Share Dilutive Issuance"), then the Company shall promptly issue additional shares of Common Stock to the Purchaser who held outstanding Shares on the date of the Share Dilutive Issuance, for no additional consideration, in an amount sufficient that will equal the price per share of Common Stock in such Share Dilutive Issuance. The formula for calculating the number of shares to be issued in the event of a Share Dilutive Issuance is as follows:

Share Dilution Adjustment:

{Aggregate Subscription Price Paid by Purchaser for outstanding Shares held by Purchaser on the date of the Share Dilutive Issuance} {Divided by the Share Dilutive Price} minus the number of Shares owned by the Purchaser prior to the Share Dilutive Issuance

Example:

" Purchaser owns 100,000 shares with a cost basis of 850,000

" Company issues Stock at 80.10 triggering a Share Dilutive Event

" Company issues Purchaser 400,000 additional shares

(50,000/0.10) = 500,000 shares
500,000 - 100,000 = 400,000 newly issued shares

     The additional shares to be issued in the Share Dilution Adjustment shall be issued by the Company to the Purchaser for those outstanding shares held on the date of the applicable Share Dilutive Issuance. Such Share Dilution Adjustment shall be made successfully whenever such an issuance is made, until the Protection Period expires. The shares issued in this Adjustment must be delivered to the Purchaser not later than the date the Share Dilutive Issuance occurs.

     4.5 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D.

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IN 'WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

The COMPANY:

MCIG,Inc.

Address for Notice:

800 Bellevue Way NE, Suite 400
Bellevue, WA 98004

Name: Title:	Paul Rosenberg President

The PURCHASER:

DELANEY EQUITY GROUP, LLC                                                                Address for Notice:

Name: Title:	Keith Feldman President

Subscription Amount:	$300,000.00	US
Closing Shares:	750,000
EINNumber:	20-4462600

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